Exhibit 99.1

            JAKKS Pacific to Webcast Presentation at Harris Nesbitt
                      Gerard PlayTIME Investor Conference

    MALIBU, Calif.--(BUSINESS WIRE)--Oct. 30, 2003--JAKKS Pacific, Inc. (Nasdaq: JAKK) today announced that the Company's Chief Executive Officer Jack Friedman, and Chief Financial Officer Joel Bennett, will speak at the Harris Nesbitt Gerard PlayTIME Investor Conference in New York City on Monday, November 3, 2003, at 11:25 a.m. EST. The presentation can be heard live via the Internet at JAKKS Pacific's website, www.jakkspacific.com, and will also be archived on the Company's site through November 30, 2003.
    JAKKS Pacific, Inc. is a multi-brand company that designs and markets a broad range of toys and leisure products. The product categories include: Action Figures, Arts & Crafts Activity Kits, Stationery, Writing Instruments, Performance Kites, Water Toys, Sports Activity Toys, Vehicles, Infant/Pre-School, Plush and Dolls. The products are sold under various brand names including Flying Colors(R), Road Champs(R), Remco(R), Child Guidance(R), Pentech(R), Trendmasters(R), Toymax(R), Funnoodle(R), Go Fly a Kite(R) and JPI Color Workshop(TM). The Company also participates in a joint venture with THQ Inc. that has exclusive worldwide rights to publish and market World Wrestling Entertainment(TM) video games. For further information, visit www.jakkspacific.com.

    This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about JAKKS' business based, in part, on assumptions made by its management. These statements are not guarantees of JAKKS' future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, those described above and the following: changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing and difficulties encountered in the integration of acquired businesses. The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


    CONTACT: JAKKS Pacific, Inc.
             Genna Goldberg, 310-455-6235
                       or
             Integrated Corporate Relations, Inc.
             John Mills, 562-256-7049